EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Revere Federal Savings and Loan  Association

     We consent to the use of our report included herein and to the reference to our firm in the Form MHC-1, Form MHC-2 and Application on Form H-e(1) for Revere Federal Savings, and any amendments thereto, and in the Prospectus, which is part of the Registration Statement on Form SB-2 (File No. 333-63083, Amendment No. 1) for RFS Bancorp, Inc., under the headings "Experts," "Legal and Tax Matters," "Federal and State Tax Consequences of the Reorganization" and "Consolidated Statements of Income."

                                         /s/  SHATSWELL, MacLEOD & COMPANY, P.C.


West Peabody, Massachusetts
October 23, 1998